Exhibit 21.1

LIST OF SUBSIDIARIES – AS OF DECEMBER 31, 2021

Entity Name	State or other jurisdiction of incorporation or organization
Equitable Holdings, Inc.	DE
Alpha Units Holdings, Inc.	DE
AllianceBernstein Corporation	DE
SEE LISTING A
CS Life Re Company	AZ
Alpha Units Holdings II, Inc.	DE
787 Holdings, LLC	DE
1285 Holdings, LLC	DE
AXA Strategic Ventures US, LLC	DE
Equitable Financial Services, LLC	DE
Equitable Investment Management, LLC	DE
EQ AZ Life Re Company	AZ
Equitable Distribution Holding Corporation	DE
Equitable Advisors, LLC	DE
Equitable Network, LLC	DE
Equitable Network of Puerto Rico, Inc.	P.R.
PlanConnect, LLC	DE
Equitable Financial Life Insurance Company	NY
Equitable Investment Management Group LLC	DE
Broad Vista Partners, LLC	DE
200 East 87th Street Company, LLC	DE
EQ Holdings, LLC	NY
Equitable Casualty Insurance Company	VT
Equitable Distributors, LLC	DE
J.M.R. Realty Services, Inc.	DE
Equitable Structured Settlement Corp.	DE
Equitable Managed Assets, L.P.	DE
EVSA, Inc.	DE
Separate Account 166, LLC	DE
Equitable Financial Life and Annuity Company	CO
MONY International Holdings, LLC	DE
MONY International Life Insurance Co. Seguros de Vida S.A.	Argentina
MONY Financial Resources of the Americas Limited	Jamaica
MBT, Ltd.	Cayman Islands
MONY Participacoes LTDA (f/k/a MONY Consultoria e Corretagem de Seguros Ltda.)	Brazil
Equitable Financial Life Insurance Company of America	AZ
MONY Financial Services, Inc.	DE
Financial Marketing Agency, Inc.	OH
1740 Advisers, Inc.	NY

LISTING A - AllianceBernstein Corporation
Equitable Holdings, Inc.
Alpha Units Holdings, Inc.
AllianceBernstein Corporation
AllianceBernstein Holding L.P.	DE
AllianceBernstein L.P.	DE
AllianceBernstein Investments Taiwan Limited	Taiwan
AB Trust Company, LLC	NH
Alliance Capital Management LLC	DE
AllianceBernstein Real Estate Investments LLC	DE
AB Private Credit Investors LLC	DE
AB Custom Alternative Solutions LLC	DE
Sanford C. Bernstein & Co., LLC	DE
Autonomous Research U.S. L.P.	NY
AnchorPath Financial, LLC	DE
AnchorPath GP, LLC	DE
AB Broadly Syndicated Loan Manager LLC	DE
Sanford C. Bernstein Global Holdings LLC	DE
AllianceBernstein International LLC	DE
Sanford C. Bernstein (Schwiez) GmbH	Switzerland
Sanford C. Bernstein (Hong Kong) Limited	Hong Kong
Sanford C. Bernstein (Australia) Pty. Limited	Australia
Sanford C. Bernstein (Ireland) Limited	Ireland
AllianceBernstein Holdings Limited	U.K.
AllianceBernstein Corporation of Delaware	DE
AllianceBernstein (Argentina) S.R.L.	Argentina
AllianceBernstein (Chile) SpA	Chile
AllianceBernstein Japan Ltd.	Japan
AllianceBernstein Investment Management Australia Limited	Australia
AllianceBernstein Global Derivatives Corporation	DE
AllianceBernstein Administradora de Carteiras (Brasil) Ltda.	Brazil
AllianceBernstein Holdings (Cayman) Ltd.	Cayman Isles
AllianceBernstein Preferred Limited	U.K.
CPH Capital Fondsmaeglerselskab A/S	Denmark
AB Bernstein Israel Ltd.	Israel
AllianceBernstein Limited	U.K.
AllianceBernstein Services Limited	U.K.
Lacarne Holdings Ltd.	U.K.
AllianceBernstein Schweiz AG	Switzerland
AllianceBernstein (Luxembourg) S.a.r.l.	Lux.
AllianceBernstein (France) SAS	France
AllianceBernstein (Mexico) S. de R.L. de C.V.	Mexico
AllianceBernstein Australia Limited	Australia
AllianceBernstein Canada, Inc.	Canada
AllianceBernstein (Singapore) Ltd.	Singapore
AllianceBernstein Portugal, Unipessoal LDA	Portugal
Alliance Capital (Mauritius) Private Limited	Mauritius

AllianceBernstein Solutions (India) Private Limited	India
AllianceBernstein Investment Research and Management (India) Private Ltd.	India
Sanford C. Bernstein (India) Private Limited	India
AllianceBernstein Oceanic Corporation	DE
AllianceBernstein Asset Management (Korea) Ltd.	South Korea
AllianceBernstein Investments, Inc.	DE
AllianceBernstein Investor Services, Inc.	DE
AllianceBernstein Hong Kong Limited	Hong Kong
AB (Shanghai) Investment Management Co., Ltd.	China
AB (Shanghai) Overseas Investment Fund Management Co., Ltd.	China
Sanford C. Bernstein Limited	U.K.
Sanford C. Bernstein (Autonomous UK) 1 Limited	U.K.
Bernstein Autonomous LLP	U.K.
Autonomous Research Limited	U.K.
Procensus Limited	U.K.
Sanford C. Bernstein (CREST Nominees) Limited	U.K.
W.P. Stewart & Co., LLC.	DE
WPS Advisors, LLC.	DE
W.P. Stewart Asset Management LLC	DE
W.P. Stewart Securities LLC	DE
W.P. Stewart Asset Management (NA), LLC	NY